Exhibit (h)(4)(a)

                     AMENDMENT No. 1 to the AGENCY AGREEMENT


         This AMENDMENT NO. 1 is made as of July 24, 2002 to that certain AGENCY AGREEMENT (together with the exhibits and supplements attached here and thereto, this "Agreement"), dated January 1, 1989, by and between SCUDDER STRATEGIC INCOME FUND (the "Fund") and STATE STREET BANK AND TRUST COMPANY , a state chartered trust company organized and existing under the laws of the state of Massachusetts ("SSBTC") (formerly Investors Fiduciary Trust Company, acquired by SSBTC, effective August 31, 2000, whereupon SSBTC was assigned this Agreement).

         WHEREAS, the U.S. Congress has enacted the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as may be amended from time to time, and all regulations promulgated pursuant thereto (collectively, the "USA PATRIOT Act") and the Bank Secrecy Act, as amended, and the regulations promulgated pursuant thereto (collectively, the "BSA"), to require open-end mutual funds to develop anti-money laundering compliance programs and procedures ("AML Program");

         WHEREAS, the Fund has no employees, and account openings and dealings with shareholders are maintained by SSBTC as they relate to the Fund pursuant to the Agreement;

         WHEREAS, the Fund has adopted an AML Program to comply with the USA PATRIOT Act and the BSA which require agreements with certain third parties to be amended; and

         WHEREAS, the parties have agreed to amend the Agreement in accordance with Section 24B to comply with the Fund's AML Program and the USA PATRIOT Act and the BSA.

         NOW, THEREFORE, in consideration of the mutual promises set forth and for other good and valuable consideration, the parties hereby agree to amend the Agreement as follows:

1.       The following is hereby inserted as a new paragraph F to Section 4:


            F. SSBTC agrees to comply with the provisions of the USA PATRIOT Act and the BSA, as they relate to the Fund. SSBTC further agrees to establish and implement an Anti-Money Laundering Program, as defined in Section 352 of the USA PATRIOT Act. In addition to the usual and ordinary services of Transfer Agent and Dividend Disbursing Agent set forth in this Agreement, SSBTC shall perform the services necessary to ensure that the Fund is in compliance with the USA PATRIOT Act and the BSA, including but not limited to implementing policies and procedures, maintaining books and records and responding to
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                  requests for information pursuant to the USA PATRIOT Act and the BSA.

2. Paragraph F of Section 8 is hereby amended by inserting the following at the end thereof:


                  All books and records required to be maintained for the Fund under the USA PATRIOT Act and the BSA shall be made available, for inspection and copying, to the U.S. Department of Treasury's Financial Crimes Enforcement Network and the Securities and Exchange Commission as may be requested pursuant to the USA PATRIOT Act and the BSA.

3. Section 16 is hereby amended by inserting the following at the end of the paragraph:

                  SSBTC shall create and maintain true and complete books and records as required for the Fund by the USA PATRIOT Act and the BSA.

4. Section 17 is amended by inserting the following at the end of the paragraph:

                  All books and records required to be maintained under the USA PATRIOT Act and the BSA shall be retained for the periods specified therein.

5. Paragraph J of Section 18 is hereby replaced in its entirety with the following:

                  In case of any request or demand for the inspection of the share books of Fund or any other books of Fund in the possession of SSBTC, including a request from FinCEN or the SEC under Paragraph F of Section 8 hereof, SSBTC will endeavor to notify Fund and to secure instructions as to permitting or refusing such inspection. SSBTC reserves the right, however, to exhibit the share books or other books to any person in case it is advised by its counsel that it may be held responsible for the failure to exhibit the share books or other books to such person.


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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officer as of the day and year first set forth above.

ATTEST:                                  SCUDDER STRATEGIC INCOME  FUND

/s/John Millette                         By:  /s/Philip J. Collora
-------------------------------------         --------------------------------
John Millette                                 Philip J. Collora
Secretary                                     Vice President



ATTEST:                                  STATE STREET BANK AND TRUST COMPANY

/s/Charles C. Cutrell                    By:  /s/Maureen Scannell Bateman
-------------------------------------         --------------------------------
Charles C. Cutrell                            Maureen Scannell Bateman
Associate General Counsel                     Executive Vice President